EXHIBIT 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the filing of the Annual Report on Form 20-F for the fiscal year ended November 29, 2003 (the 'Report') by Novamerican Steel Inc. (the "Company"), the undersigned, as the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

  •
  the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

  •
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher H. Pickwoad Name: Christopher H. Pickwoad Title: Chief Financial Officer

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Novamerican Steel Inc. and will be retained by Novamerican Steel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.